EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

Parent

Coastal Financial Corporation
                                                                 State of
Subsidiary                           Percentage Owned         Incorporation
----------                           ----------------         -------------

Coastal Federal Savings Bank                100%              United States

Coastal Federal Mortgage, Inc.              100%              South Carolina

Coastal Investments Corporation             100%              South Carolina

Coastal Technology Solutions                100%              South Carolina

Coastal Mortgage Bankers and
 Realty Co., Inc. (1)                       100%              South Carolina

Shady Forest Development
 Corporation (2)                            100%              South Carolina

Sherwood Development
 Corporation (2)                            100%              South Carolina

Ridge Development
 Corporation (2)                            100%              South Carolina

501 Development
 Corporation (2)                            100%              South Carolina

North Beach Investment,
 Inc. (2)                                   100%              South Carolina

-----------------------

(1) First tier subsidiaries of Coastal Federal.

(2) Second tier subsidiaries of Coastal Federal and first tier subsidiaries of Coastal Mortgage.